UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2021

Excellerant, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-234796	98-1497791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 Bl du Regent, Brussels, Belgium	1000
(Address of principal executive offices)	(Zip Code)

Registrant s telephone number, including area code: +3227810118

302 Yayun Ave, Panyu,

Guangzhou, Guangdong 510000,

China.

(Former name or former address, if changed since last report.)

ITEM 4.01. Changes in Registrant’s Certifying Accountant

(1) Previous Independent Auditors:

a. On March 31, 2021, the Company was informed that our registered independent public accountant, AJ Robbins CPA LLC retired and declined to stand for re-appointment.

b. AJ Robbins CPA LLC’s report on the financial statements for the year ended December 31, 2020 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

c. We have authorized AJ Robbins CPA LLC to respond fully to the inquiries of the successor accountant.

d. The Company provided a copy of the foregoing disclosures to AJ Robbins CPA LLC prior to the date of the filing of this Report and requested that AJ Robbins CPA LLC furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(2) New Independent Accountants:

a. On March 31, 2021, the Company engaged Gries & Associates, LLC of Denver, Colorado, as its new registered independent public accountant. During the year ended December 31, 2020 and prior to March 31, 2021 (the date of the new engagement), we did not consult with Gries & Associates, LLC regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by Gries & Associates, LLC, in either case where written or oral advice provided by Gries & Associates, LLC would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

ITEM 9.01. Financial Statements and Exhibits

a.	None
b.	Exhibits

NUMBER	EXHIBIT
16.1	Letter from AJ Robbins CPA LLC, dated March 31, 2021, regarding Change in Certifying Accountant. (Filed herewith.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excellerant, Inc.

/s/ Mirsad Devic
Mirsad Devic
President

Date: June 2, 2021

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